Exhibit 99.1

Radian Reports Second Quarter 2013 Financial Results

– MI business achieves profitability, absent the impact of fair value gains and losses –

– New mortgage insurance written jumps 60% year-over-year to $13.4 billion –

– MI business written after 2008 outweighs legacy book; represents 53% of total portfolio –

PHILADELPHIA--(BUSINESS WIRE)--July 24, 2013--Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter ended June 30, 2013, of $33.2 million, or $0.19 per diluted share, which included net losses on investments of $130.3 million and combined net gains from the change in fair value of derivatives and other financial instruments of $87.7 million. This compares to a net loss for the quarter ended June 30, 2012, of $119.3 million, or $0.90 per diluted share, which included net gains on investments of $26.4 million and combined net losses from the change in fair value of derivatives and other financial instruments of $95.0 million. Book value per share at June 30, 2013, was $5.22.

“We are pleased with our improved financial results in the quarter and the first half of the year,” said Chief Executive Officer S.A. Ibrahim. “Compared to the second quarter of last year, our new mortgage insurance business written grew 60% and we reduced our inventory of primary delinquent loans by 21%. The loss ratio for our mortgage insurance business was approximately 70% for the second consecutive quarter, and the mortgage insurance loss provision for the first half of 2013 reached its lowest level since the first half of 2007.”

Ibrahim continued, “Also in the second quarter, we achieved an important milestone with our high quality, profitable new business written after 2008 now representing 53% of our primary risk in force, outweighing our legacy mortgage insurance book. This improved composition has helped our mortgage insurance business achieve profitability, absent the impact of fair value gains and losses, for the quarter and six months.”

CAPITAL AND LIQUIDITY UPDATE

  Radian Guaranty’s risk-to-capital ratio was 19.7:1 as of June 30, 2013.

    The increase in the risk-to-capital ratio from March 31, 2013, was primarily driven by the increase to the company’s net risk in force resulting from strong volume of new, high-quality mortgage insurance business.
    In 2012, Radian Guaranty entered into two quota share reinsurance agreements with the same third-party reinsurance provider, in order to proactively manage its risk-to-capital position. On April 1, 2013, Radian reduced the amount of new business ceded to the reinsurer on a prospective basis from 20 percent to 5 percent. As of June 30, 2013, a total of $2.5 billion of risk in force had been ceded under those agreements. On December 31, 2014, and on December 31, 2015, Radian will have the option to recapture a portion of the business that has been reinsured.
    As of June, 2013, Radian Guaranty’s statutory capital was $1.2 billion compared to $1.1 billion at March 31, 2013, and $0.9 billion a year ago.
  Radian Group maintains approximately $816 million of currently available liquidity.

SECOND QUARTER HIGHLIGHTS

  New mortgage insurance written (NIW) grew to $13.4 billion during the quarter, compared to $10.9 billion in the first quarter of 2013 and $8.3 billion in the second quarter of 2012.

    The Home Affordable Refinance Program (HARP) accounted for $2.4 billion of insurance not included in Radian Guaranty’s NIW total for the quarter. This compares to $2.5 billion in the first quarter of 2013, and $2.4 billion in the second quarter of 2012.
    NIW continued to consist of loans with excellent risk characteristics.

  The net loss for the second quarter was $33.2 million which included net losses on investments of $130.3 million and combined net gains from the change in fair value of derivatives and other financial instruments of $87.7 million. Included in the net losses on investments were net unrealized losses of $139.1 million, driven by rising interest rates, which reduced the market value of the company’s fixed-income portfolio.
  The mortgage insurance provision for losses was $136.4 million in the second quarter of 2013, compared to $132.0 million in the first quarter of 2013, and $208.1 million in the second quarter of 2012. The loss ratio in the second quarter for Radian Guaranty was 68.9 percent, compared to 72.1 percent in the first quarter of 2013, and 121.9 percent in the second quarter of 2012. Mortgage insurance loss reserves were approximately $2.7 billion as of June 30, 2013, which decreased from $2.9 billion in the first quarter of 2013, and from $3.2 billion a year ago. First-lien reserves per primary default were $30,932 as of June 30, 2013, compared to $30,426 as of March 31, 2013, and $28,410 as of June 30, 2012.
  The total number of primary delinquent loans decreased by 8 percent in the second quarter from the first quarter of 2013, and by 21 percent from the second quarter of 2012. The primary mortgage insurance delinquency rate decreased to 9.7 percent in the second quarter of 2013, compared to 10.9 percent in the first quarter of 2013, and 13.3 percent in the second quarter of 2012.
  Total mortgage insurance claims paid were $326.4 million, compared to $309.9 million in the first quarter of 2013, and $263.4 million in the second quarter of 2012. The company continues to expect mortgage insurance net claims paid of approximately $1.4 billion for the full-year 2013.
  $19.0 million of other operating expenses in the second quarter represented long-term incentive compensation, compared to $38.0 million in the first quarter of 2013. The expense in both periods was impacted by an increase in the liability for cash-settled awards, which was driven primarily by an increase in the company’s stock price and represented $7.0 million in the second quarter, compared to $32.3 million in the first quarter of 2013.
  Radian Asset Assurance Inc. serves as an important source of capital support for Radian Guaranty and is expected to continue to provide Radian Guaranty with dividends over time.

    As of June 30, 2013, Radian Asset had approximately $1.2 billion in statutory surplus with an additional $0.4 billion in claims-paying resources.
    In July 2013, Radian Asset paid a dividend of $36 million to Radian Guaranty. Since 2008, Radian Asset has paid a total of $420 million in dividends to Radian Guaranty.
    Since June 30, 2008, Radian Asset has successfully reduced its total net par exposure by 76 percent to $27.3 billion as of June 30, 2013, including large declines in the riskier segments of the portfolio.

CONFERENCE CALL

Radian will discuss these items in its conference call today, Wednesday, July 24, 2013, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800-230-1074 inside the U.S., or 612-234-9959 for international callers, using passcode 297533 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 297533.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian's website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)
For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Income
Exhibit B:	Condensed Consolidated Balance Sheets
Exhibit C:	Segment Information Quarter Ended June 30, 2013
Exhibit D:	Segment Information Quarter Ended June 30, 2012
Exhibit E:	Segment Information Six Months Ended June 30, 2013
Exhibit F:	Segment Information Six Months Ended June 30, 2012
Exhibit G:	Financial Guaranty Supplemental Information
Exhibit H:	Mortgage Insurance Supplemental Information
New Insurance Written
Exhibit I:	Mortgage Insurance Supplemental Information
Insurance in Force and Risk in Force by Product
Exhibit J:	Mortgage Insurance Supplemental Information
Risk in Force by FICO, LTV and Policy Year
Exhibit K:	Mortgage Insurance Supplemental Information
Pool and Other Risk in Force, Risk-to-Capital
Exhibit L:	Mortgage Insurance Supplemental Information
Claims, Reserves and Reserve per Default
Exhibit M:	Mortgage Insurance Supplemental Information
Default Statistics
Exhibit N:	Mortgage Insurance Supplemental Information
Captives, QSR and Persistency

Radian Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
Exhibit A

	Quarter Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per-share data)	2013	2012	2013	2012

Revenues:
Net premiums written - insurance	$251,229	$181,932	$458,414	$259,610

Net premiums earned - insurance	$213,124	$186,779	$405,712	$354,144
Net investment income	27,615	30,877	54,488	65,590
Net (losses) gains on investments	(130,254)	26,419	(135,759)	93,878
Change in fair value of derivative instruments	86,535	(33,124)	(81,135)	(105,881)
Net gains (losses) on other financial instruments	1,188	(61,862)	(4,487)	(79,714)
Gain on sale of affiliate	—	7,708	—	7,708
Other income	2,234	1,395	4,005	2,835
Total revenues	200,442	158,192	242,824	338,560

Expenses:
Provision for losses	140,291	210,868	272,350	477,022
Change in reserve for premium deficiency	1,251	559	622	539
Policy acquisition costs	10,006	10,805	27,201	38,851
Other operating expenses	60,981	40,193	141,081	90,347
Interest expense	19,420	12,581	35,301	26,729
Total expenses	231,949	275,006	476,555	633,488

Equity in net (loss) income of affiliates	—	(2)	1	(13)

Pretax loss	(31,507)	(116,816)	(233,730)	(294,941)
Income tax provision (benefit)	1,665	2,443	(13,058)	(6,450)

Net loss	$(33,172)	$(119,259)	$(220,672)	$(288,491)

Diluted net loss per share	$(0.19)	$(0.90)	$(1.40)	$(2.18)

Weighted average shares outstanding (in thousands)	171,783	132,346	158,180	132,350

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Exhibit B

	June 30,	December 31,
(In thousands, except per-share data)	2013	2012

Assets:
Cash and investments	$5,366,633	$5,208,199
Deferred policy acquisition costs	70,427	88,202
Deferred income taxes, net	17,902	—
Reinsurance recoverables	65,750	89,204
Derivative assets	9,379	13,609
Other assets	523,909	503,986
Total assets	$6,054,000	$5,903,200

Liabilities and stockholders’ equity:
Unearned premiums	$712,706	$648,682
Reserve for losses and loss adjustment expenses	2,716,490	3,149,936
Reserve for premium deficiency	4,308	3,685
Long-term debt	913,952	663,571
VIE debt	106,767	108,858
Derivative liabilities	350,576	266,873
Other liabilities	346,335	325,270
Total liabilities	5,151,134	5,166,875

Common stock	191	151
Additional paid-in capital	1,454,122	1,075,320
Retained deficit	(575,913)	(355,241)
Accumulated other comprehensive income	24,466	16,095
Total common stockholders’ equity	902,866	736,325
Total liabilities and stockholders’ equity	$6,054,000	$5,903,200

Book value per share	$5.22	$5.51

Radian Group Inc. and Subsidiaries
Segment Information
Quarter Ended June 30, 2013
Exhibit C

	Mortgage	Financial
(In thousands)	Insurance	Guaranty	Total
Revenues:
Net premiums written - insurance	$251,159	$70	$251,229

Net premiums earned - insurance	$197,952	$15,172	$213,124
Net investment income	15,266	12,349	27,615
Net losses on investments	(83,386)	(46,868)	(130,254)
Change in fair value of derivative instruments	—	86,535	86,535
Net gains on other financial instruments	74	1,114	1,188
Other income	2,159	75	2,234
Total revenues	132,065	68,377	200,442

Expenses:
Provision for losses	136,410	3,881	140,291
Change in reserve for premium deficiency	1,251	—	1,251
Policy acquisition costs	6,501	3,505	10,006
Other operating expenses	51,295	9,686	60,981
Interest expense	3,704	15,716	19,420
Total expenses	199,161	32,788	231,949

Pretax (loss) income	$(67,096)	$35,589	$(31,507)
Income tax provision			1,665

Net loss			$(33,172)

Cash and investments	$2,962,997	$2,403,636	$5,366,633
Deferred policy acquisition costs	29,138	41,289	70,427
Total assets	3,431,444	2,622,556	6,054,000
Unearned premiums	483,303	229,403	712,706
Reserve for losses and loss adjustment expenses	2,690,861	25,629	2,716,490
VIE debt	10,963	95,804	106,767
Derivative liabilities	—	350,576	350,576

Radian Group Inc. and Subsidiaries
Segment Information
Quarter Ended June 30, 2012
Exhibit D

	Mortgage	Financial
(In thousands)	Insurance	Guaranty		Total
Revenues:
Net premiums written - insurance	$182,518	$(586)	(1)	$181,932

Net premiums earned - insurance	$170,763	$16,016	(1)	$186,779
Net investment income	17,608	13,269		30,877
Net gains (losses) on investments	26,662	(243)		26,419
Change in fair value of derivative instruments	(52)	(33,072)		(33,124)
Net gains (losses) on other financial instruments	42	(61,904)		(61,862)
Gain on sale of affiliate	—	7,708		7,708
Other income	1,304	91		1,395
Total revenues	216,327	(58,135)		158,192

Expenses:
Provision for losses	208,078	2,790		210,868
Change in reserve for premium deficiency	559	—		559
Policy acquisition costs	7,890	2,915		10,805
Other operating expenses	31,272	8,921		40,193
Interest expense	1,723	10,858		12,581
Total expenses	249,522	25,484		275,006

Equity in net loss of affiliates	—	(2)		(2)

Pretax loss	(33,195)	(83,621)		(116,816)
Income tax (benefit) provision	(10,209)	12,652		2,443

Net loss	$(22,986)	$(96,273)		$(119,259)

Cash and investments	$3,176,027	$2,137,956		$5,313,983
Deferred policy acquisition costs	44,240	55,146		99,386
Total assets	3,388,524	2,643,006		6,031,530
Unearned premiums	290,880	297,551		588,431
Reserve for losses and loss adjustment expenses	3,155,343	94,937		3,250,280
VIE debt	7,500	100,333		107,833
Derivative liabilities	—	219,960		219,960

(1) Reflects the impact of the commutation of reinsurance business.

Radian Group Inc. and Subsidiaries
Segment Information
Six Months Ended June 30, 2013
Exhibit E

	Mortgage	Financial
(In thousands)	Insurance	Guaranty		Total
Revenues:
Net premiums written - insurance	$468,445	$(10,031)	(1)	$458,414

Net premiums earned - insurance	$380,944	$24,768	(1)	$405,712
Net investment income	30,368	24,120		54,488
Net losses on investments	(86,623)	(49,136)		(135,759)
Change in fair value of derivative instruments	—	(81,135)		(81,135)
Net losses on other financial instruments	(1,803)	(2,684)		(4,487)
Other income	3,871	134		4,005
Total revenues	326,757	(83,933)		242,824

Expenses:
Provision for losses	268,366	3,984		272,350
Change in reserve for premium deficiency	622	—		622
Policy acquisition costs	18,233	8,968		27,201
Other operating expenses	117,075	24,006		141,081
Interest expense	6,373	28,928		35,301
Total expenses	410,669	65,886		476,555

Equity in net income of affiliates	—	1		1

Pretax loss	$(83,912)	$(149,818)		$(233,730)
Income tax benefit				(13,058)

Net loss				$(220,672)

(1) Reflects the impact of the commutation of reinsurance business.

Radian Group Inc. and Subsidiaries
Segment Information
Six Months Ended June 30, 2012
Exhibit F

	Mortgage	Financial
(In thousands)	Insurance	Guaranty		Total
Revenues:
Net premiums written - insurance	$379,371	$(119,761)	(1)	$259,610

Net premiums earned - insurance	$344,214	$9,930	(1)	$354,144
Net investment income	35,619	29,971		65,590
Net gains on investments	58,840	35,038		93,878
Change in fair value of derivative instruments	(31)	(105,850)		(105,881)
Net losses on other financial instruments	(667)	(79,047)		(79,714)
Gain on sale of affiliate	—	7,708		7,708
Other income	2,648	187		2,835
Total revenues	440,623	(102,063)		338,560

Expenses:
Provision for losses	442,807	34,215		477,022
Change in reserve for premium deficiency	539	—		539
Policy acquisition costs	16,536	22,315		38,851
Other operating expenses	67,537	22,810		90,347
Interest expense	3,445	23,284		26,729
Total expenses	530,864	102,624		633,488

Equity in net loss of affiliates	—	(13)		(13)

Pretax loss	(90,241)	(204,700)		(294,941)
Income tax (benefit) provision	(22,008)	15,558		(6,450)

Net loss	$(68,233)	$(220,258)		$(288,491)

(1) Reflects the impact of the commutation of reinsurance business.

Radian Group Inc. and Subsidiaries Financial Guaranty Supplemental Information Exhibit G

	Quarter Ended			Six Months Ended
	June 30,			June 30,
(In thousands)	2013	2012		2013		2012

Net Premiums Earned:
Total Premiums Earned - insurance	$15,172	$16,016		$27,215		$32,194
Impact of commutations and reinsurance	—	—		(2,447)		(22,264)
Net Premiums Earned - insurance	$15,172	$16,016		$24,768		$9,930

Refundings included in earned premium	$10,288	$10,483		$15,041		$18,707

Net premiums earned - derivatives (1)	$4,857	$7,224		$9,849		$15,872

Claims paid	$2,825	$(6,720)	(3)	$44,683	(2)	$2,280

	June 30,	December 31,
($ in thousands, except ratios)	2013	2012

Statutory Information:

Capital and surplus	$1,241,146	$1,144,112
Contingency reserve	247,988	300,138
Qualified statutory capital	1,489,134	1,444,250

Unearned premium reserve	216,582	256,920
Loss and loss expense reserve	(170,538)	(53,441)
Total statutory policyholders’ reserves	1,535,178	1,647,729

Present value of installment premiums	101,481	114,292
Total statutory claims paying resources	$1,636,659	$1,762,021

Net debt service outstanding	$34,603,058	$42,526,289

Capital leverage ratio (4)	23	29
Claims paying leverage ratio (5)	21	24

Net par outstanding by product:
Public finance direct	$9,066,976	$9,796,131
Public finance reinsurance	4,352,058	5,542,217
Structured direct	13,249,796	17,615,383
Structured reinsurance	600,810	787,758
Total (6)	$27,269,640	$33,741,489

(1)	Included in change in fair value of derivative instruments.
(2)	Primarily related to commutation of reinsurance business.
(3)	Reduction primarily due to salvage recovery on a prior claim.
(4)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(5)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(6)

Included in public finance net par outstanding is $1.0 billion at both June 30, 2013 and December 31, 2012, for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit H

	Quarter Ended				Six Months Ended
	June 30,				June 30,
	2013		2012		2013		2012
($ in millions)	$	%	$	%	$	%	$	%
Primary new insurance written
Prime	$13,376	100.0%	$8,330	99.9%	$24,281	100.0%	$14,790	99.9%
Alt-A and A minus and below	1	—	5	0.1	2	—	10	0.1
Total Flow	$13,377	100.0%	$8,335	100.0%	$24,283	100.0%	$14,800	100.0%

Total primary new insurance written by FICO score
>=740	$9,666	72.3%	$6,326	75.9%	$17,876	73.6%	$11,246	76.0%
680-739	3,256	24.3	1,816	21.8	5,654	23.3	3,216	21.7
620-679	455	3.4	193	2.3	753	3.1	338	2.3
Total Flow	$13,377	100.0%	$8,335	100.0%	$24,283	100.0%	$14,800	100.0%

Percentage of primary new insurance written
Monthly premiums	67%		67%		66%		66%
Single premiums	33%		33%		34%		34%

Refinances	34%		34%		40%		39%
LTV
95.01% and above	2.3%		1.3%		2.1%		1.5%
90.01% to 95.00%	44.8%		42.6%		42.5%		40.9%
85.01% to 90.00%	37.5%		41.4%		38.3%		41.5%
85.00% and below	15.4%		14.7%		17.1%		16.1%

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit I

	June 30,		June 30,
	2013		2012
($ in millions)	$	%	$	%
Primary insurance in force
Flow	$140,776	93.0%	$118,420	90.8%
Structured	10,596	7.0	11,991	9.2
Total Primary	$151,372	100.0%	$130,411	100.0%

Prime	$135,818	89.7%	$112,112	86.0%
Alt-A	9,557	6.3	11,383	8.7
A minus and below	5,997	4.0	6,916	5.3
Total Primary	$151,372	100.0%	$130,411	100.0%

Primary risk in force
Flow	$34,842	93.7%	$29,200	91.8%
Structured	2,355	6.3	2,609	8.2
Total Primary	$37,197	100.0%	$31,809	100.0%

Flow
Prime	$32,099	92.1%	$25,951	88.9%
Alt-A	1,696	4.9	2,022	6.9
A minus and below	1,047	3.0	1,227	4.2
Total Flow	$34,842	100.0%	$29,200	100.0%

Structured
Prime	$1,385	58.8%	$1,520	58.2%
Alt-A	515	21.9	589	22.6
A minus and below	455	19.3	500	19.2
Total Structured	$2,355	100.0%	$2,609	100.0%

Total
Prime	$33,484	90.0%	$27,471	86.4%
Alt-A	2,211	6.0	2,611	8.2
A minus and below	1,502	4.0	1,727	5.4
Total Primary	$37,197	100.0%	$31,809	100.0%

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit J

	June 30,		June 30,
	2013		2012
($ in millions)	$	%	$	%
Total primary risk in force by FICO score
Flow
>=740	$19,120	54.9%	$13,868	47.5%
680-739	10,258	29.4	9,265	31.7
620-679	4,700	13.5	5,162	17.7
<=619	764	2.2	905	3.1
Total Flow	$34,842	100.0%	$29,200	100.0%

Structured
>=740	$632	26.8%	$690	26.4%
680-739	678	28.8	757	29.0
620-679	623	26.5	698	26.8
<=619	422	17.9	464	17.8
Total Structured	$2,355	100.0%	$2,609	100.0%

Total
>=740	$19,752	53.1%	$14,558	45.8%
680-739	10,936	29.4	10,022	31.5
620-679	5,323	14.3	5,860	18.4
<=619	1,186	3.2	1,369	4.3
Total Primary	$37,197	100.0%	$31,809	100.0%

Total primary risk in force by LTV
95.01% and above	$4,349	11.7%	$4,960	15.6%
90.01% to 95.00%	15,154	40.8	11,648	36.6
85.01% to 90.00%	13,996	37.6	12,265	38.6
85.00% and below	3,698	9.9	2,936	9.2
Total	$37,197	100.0%	$31,809	100.0%

Total primary risk in force by policy year
2005 and prior	$5,073	13.6%	$6,250	19.7%
2006	2,526	6.8	2,944	9.3
2007	5,650	15.2	6,471	20.3
2008	4,277	11.5	4,870	15.3
2009	1,706	4.6	2,362	7.4
2010	1,433	3.8	2,035	6.4
2011	2,549	6.9	3,352	10.5
2012	8,157	21.9	3,525	11.1
2013	5,826	15.7	—	—
Total	$37,197	100.0%	$31,809	100.0%

Primary risk in force on defaulted loans	$3,624		$4,628

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit K

	June 30,			June 30,
	2013			2012
($ in millions)	$		%	$	%

Pool risk in force
Prime	$1,346		77.5%	$1,471	76.8%
Alt-A	90		5.2	113	5.9
A minus and below	301		17.3	331	17.3
Total	$1,737		100.0%	$1,915	100.0%

Total pool risk in force by policy year
2005 and prior	$1,599		92.1%	$1,722	89.9%
2006	58		3.3	85	4.4
2007	75		4.3	93	4.9
2008	5		0.3	15	0.8
Total pool risk in force	$1,737		100.0%	$1,915	100.0%

Other risk in force
Second-lien
1st loss	$71			$91
2nd loss	11			25
NIMS	14			14
1st loss-Hong Kong primary mortgage insurance	29			49
Total other risk in force	$125			$179

Risk to capital ratio-Radian Guaranty only	19.7:1	(1)		21.0:1
Risk to capital ratio-Mortgage Insurance combined	25.9:1	(1)		28.4:1

(1) Preliminary

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit L

	Quarter Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2013	2012	2013	2012

Net claims paid
Prime	$217,878	$170,351	$418,395	$297,452
Alt-A	46,059	40,261	95,150	76,912
A minus and below	33,213	31,112	60,699	57,192
Total primary claims paid	297,150	241,724	574,244	431,556
Pool	28,610	20,374	59,559	45,300
Second-lien and other	614	1,349	2,498	4,932
Subtotal	326,374	263,447	636,301	481,788
Impact of captive terminations	—	—	—	(148)
Total	$326,374	$263,447	$636,301	$481,640

Average claim paid (1)
Prime	$46.0	$47.1	$47.4	$48.6
Alt-A	52.5	56.4	56.1	57.8
A minus and below	34.1	36.0	35.6	38.0
Total primary average claims paid	45.1	46.6	46.9	47.6
Pool	74.9	65.9	74.2	66.9
Second-lien and other	11.8	24.5	18.2	26.2
Total	$46.5	$47.4	$48.3	$48.5

Average primary claim paid (2) (3)	$47.2	$49.2	$49.2	$50.4
Average total claim paid (2) (3)	$48.5	$49.9	$50.4	$51.0

Loss ratio - GAAP basis	68.9%	121.9%	70.4%	128.6%
Expense ratio - GAAP basis	29.2%	22.9%	35.5%	24.4%
	98.1%	144.8%	105.9%	153.0%

Reserve for losses by category
Prime	$1,521,888	$1,740,492
Alt-A	522,396	597,570
A minus and below	317,964	361,104
Reinsurance recoverable (4)	58,427	97,845
Total primary reserves	2,420,675	2,797,011
Pool insurance	265,114	348,288
Total 1st lien reserves	2,685,789	3,145,299
Second lien and other	5,072	10,044
Total reserves	$2,690,861	$3,155,343

1st lien reserve per default (5)
Primary reserve per primary default	$30,932	$28,410
Primary reserve per default excluding IBNR	27,293	26,157
Pool reserve per pool default (6)	17,428	18,012
Total 1st lien reserve per default	28,735	26,704

(1)	Calculated net of reinsurance recoveries and without giving effect to the impact of first-lien, second-lien and captive terminations.
(2)	Calculated without giving effect to the impact of terminations of captive reinsurance and first- and second-lien transactions.
(3)	Before reinsurance recoveries.
(4)	Represents ceded losses on captive transactions, Smart Home and quota share reinsurance transactions.
(5)	Calculated as total reserves divided by total defaults.
(6)	If calculated before giving effect to deductibles and stop losses in pool transactions, the pool reserve per default at June 30, 2013 and 2012, would be $29,846 and $27,949, respectively.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit M

	June 30,	December 31,	June 30,
	2013	2012	2012
Default Statistics
Primary Insurance:

Flow
Prime
Number of insured loans	675,246	630,094	588,335
Number of loans in default	45,899	55,483	57,961
Percentage of loans in default	6.80%	8.81%	9.85%

Alt-A
Number of insured loans	34,589	37,754	40,976
Number of loans in default	10,024	11,798	13,001
Percentage of loans in default	28.98%	31.25%	31.73%

A minus and below
Number of insured loans	32,204	35,150	37,755
Number of loans in default	9,240	11,211	11,688
Percentage of loans in default	28.69%	31.89%	30.96%

Total Flow
Number of insured loans	742,039	702,998	667,066
Number of loans in default	65,163	78,492	82,650
Percentage of loans in default	8.78%	11.17%	12.39%

Structured
Prime
Number of insured loans	35,796	37,528	39,278
Number of loans in default	4,676	5,371	5,608
Percentage of loans in default	13.06%	14.31%	14.28%

Alt-A
Number of insured loans	15,156	16,315	17,435
Number of loans in default	3,707	4,207	5,053
Percentage of loans in default	24.46%	25.79%	28.98%

A minus and below
Number of insured loans	13,476	14,157	14,816
Number of loans in default	4,711	5,099	5,139
Percentage of loans in default	34.96%	36.02%	34.69%

Total Structured
Number of insured loans	64,428	68,000	71,529
Number of loans in default	13,094	14,677	15,800
Percentage of loans in default	20.32%	21.58%	22.09%

Total Primary Insurance
Prime
Number of insured loans	711,042	667,622	627,613
Number of loans in default	50,575	60,854	63,569
Percentage of loans in default	7.11%	9.12%	10.13%

Alt-A
Number of insured loans	49,745	54,069	58,411
Number of loans in default	13,731	16,005	18,054
Percentage of loans in default	27.60%	29.60%	30.91%

A minus and below
Number of insured loans	45,680	49,307	52,571
Number of loans in default	13,951	16,310	16,827
Percentage of loans in default	30.54%	33.08%	32.01%

Total Primary
Number of insured loans	806,467	770,998	738,595
Number of loans in default	78,257	93,169	98,450
Percentage of loans in default	9.70%	12.08%	13.33%

Pool insurance
Number of loans in default	15,212	18,147	19,336

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information
Exhibit N

	Quarter Ended		Six Months Ended
	June 30,		June 30,
($ in thousands)	2013	2012	2013	2012

1st Lien Captives
Premiums ceded to captives	$4,787	$6,289	$9,939	$12,718
% of total premiums	2.2%	3.5%	2.4%	3.6%
IIF included in captives (1)	5.2%	8.9%
RIF included in captives (1)	5.0%	7.7%

Initial Quota Share Reinsurance ("QSR") Transaction
QSR ceded premiums written	$5,900	$25,477	$12,022	$25,477
% of premiums written	2.2%	12.0%	2.3%	12.0%
QSR ceded premiums earned	$7,662	$3,098	$15,495	$3,098
% of premiums earned	3.6%	1.7%	3.8%	1.7%
Ceding commissions	$1,475	$6,369	$3,005	$6,369
RIF included in QSR (2)	$1,421,096	$922,497

Second QSR Transaction
QSR ceded premiums written	$7,580		$24,020
% of premiums written	2.8%		4.7%
QSR ceded premiums earned	$4,283		$7,121
% of premiums earned	2.0%		1.7%
Ceding commissions	$2,653		$8,407
RIF included in QSR (2)	$1,046,041

Persistency (twelve months ended June 30)	80.3%	83.9%

(1)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.
(2)	Included in primary risk in force.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including:

  changes in general economic and political conditions, including high unemployment rates and weakness in the U.S. housing and mortgage credit markets, a significant downturn in the U.S. or global economies, a lack of meaningful liquidity in the capital or credit markets, changes or volatility in interest rates or consumer confidence and changes in credit spreads, each of which may be accelerated or intensified by, among other things, legislative activity or inactivity or actual or threatened downgrades of U.S. credit ratings;
  changes in the way customers, investors, regulators or legislators perceive the strength of private mortgage insurers or financial guaranty providers, in particular in light of the fact that certain of our former competitors have ceased writing new insurance business and have been placed under supervision or receivership by insurance regulators;
  catastrophic events or economic changes in geographic regions where our mortgage insurance exposure is more concentrated or where we have financial guaranty exposure;

  our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs;
  a reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, and general reduced housing demand in the U.S., which may be exacerbated by regulations impacting home mortgage originations, including requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);
  our ability to maintain an adequate risk-to-capital position, minimum policyholder position and other surplus requirements for Radian Guaranty Inc. (“Radian Guaranty”), our principal mortgage insurance subsidiary, and an adequate minimum policyholder position and surplus for those insurance subsidiaries that provide reinsurance to Radian Guaranty;
  our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;
  a more rapid than expected decrease in the current elevated levels of mortgage insurance rescissions and claim denials, which have reduced our paid losses and resulted in a significant reduction in our loss reserves, including a decrease in net rescissions or denials resulting from an increase in the number of successful challenges to previously rescinded policies or claim denials, or by the government-sponsored entities (“GSEs”) intervening in or otherwise limiting our loss mitigation practices, including settlements of disputes regarding loss mitigation activities;
  the negative impact that our loss mitigation activities may have on our relationships with our customers and potential customers, including the potential loss of current or future business and the heightened risk of disputes and litigation;
  the need, in the event that we are unsuccessful in defending our loss mitigation activities, to increase our loss reserves for, and reassume risk on, rescinded or cancelled loans or denied claims, and to pay additional claims, including amounts previously curtailed;

  any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;
  adverse changes in the severity or frequency of losses associated with certain products that we formerly offered (and which remain in our insured portfolio) that are riskier than traditional mortgage insurance or financial guaranty insurance policies;
  a decrease in the persistency rates of our mortgage insurance policies, which has the effect of reducing our premium income on our monthly premium policies and could decrease the profitability of our mortgage insurance business;
  heightened competition for our mortgage insurance business from others such as the FHA, the U.S. Department of Veterans Affairs and other private mortgage insurers, including in particular, those that have been assigned higher ratings than we have, that may have access to greater amounts of capital than we do, that are less dependent on capital support from their subsidiaries than we are or that are new entrants to the industry, and therefore, are not burdened by legacy obligations;
  changes in requirements to remain an eligible insurer to the GSEs (expected to be released by the end of 2013 and implemented following a transition period), which may include more stringent risk-to-capital ratio requirements, higher capital requirements for loans insured prior to 2009 and a limitation on the amount of capital credit available for subsidiaries, including capital attributable to our financial guaranty business;
  changes in the charters or business practices of, or rules or regulations applicable to, the GSEs;
  changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in effect or scope;
  the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with private mortgage insurance may be considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions;

  the application of existing federal or state laws and regulations, or changes in these laws and regulations or the way they are interpreted, including, without limitation: (i) the resolution of existing, or the possibility of additional, lawsuits or investigations (including in particular investigations and litigation relating to captive reinsurance arrangements under the Real Estate Settlement Practices Act of 1974); and (ii) legislative and regulatory changes (a) impacting the demand for private mortgage insurance, (b) limiting or restricting the products we may offer or increasing the amount of capital we are required to hold, (c) affecting the form in which we execute credit protection, or (d) otherwise impacting our existing businesses;
  the amount and timing of potential payments or adjustments associated with federal or other tax examinations, including adjustments proposed by the IRS resulting from the examination of our 2000 through 2007 tax years;
  the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, or to estimate accurately the fair value amounts of derivative instruments in determining gains and losses on these instruments;
  volatility in our earnings caused by changes in the fair value of our assets and liabilities carried at fair value, including our derivative instruments, and by variable accounting for certain of our performance-based long-term compensation awards;
  our ability to realize some or all of the tax benefits associated with our gross deferred tax assets, which will depend on our ability to generate sufficient sustainable taxable income in future periods;
  changes in accounting principles generally accepted in the United States of America or statutory accounting principles, rules and guidance, or their interpretation; and
  legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, and subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we filed this report. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this report to reflect new information or future events or for any other reason.

CONTACT:
Radian Group Inc.
Emily Riley, 215-231-1035
emily.riley@radian.biz